Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE 2020 RESULTS
Oak Brook, IL – November 2, 2020 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2020.
FINANCIAL RESULTS
For the quarter ended September 30, 2020, the Company reported:
▪Cash collections as of October 26, 2020 of 84.2% of billed third quarter base rent, up from 73.6% of billed second quarter base rent;
▪Net loss attributable to common shareholders of $(2.3) million, or $(0.01) per diluted share, compared to $(28.2) million, or $(0.13) per diluted share, for the same period in 2019;
▪Funds from operations (FFO) attributable to common shareholders of $41.4 million, or $0.19 per diluted share, compared to $48.2 million, or $0.23 per diluted share, for the same period in 2019;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $44.8 million, or $0.21 per diluted share, compared to $57.0 million, or $0.27 per diluted share, for the same period in 2019; and
▪A $12.4 million decrease in lease income, equating to $0.06 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the novel coronavirus (COVID-19) pandemic during the third quarter of 2020.
For the nine months ended September 30, 2020, the Company reported:
▪Net income attributable to common shareholders of $12.7 million, or $0.06 per diluted share, compared to $16.2 million, or $0.07 per diluted share, for the same period in 2019;
▪FFO attributable to common shareholders of $140.0 million, or $0.66 per diluted share, compared to $161.1 million, or $0.76 per diluted share, for the same period in 2019;
▪Operating FFO attributable to common shareholders of $138.4 million, or $0.65 per diluted share, compared to $171.2 million, or $0.80 per diluted share, for the same period in 2019; and
▪A $38.0 million decrease in lease income, equating to $0.18 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second and third quarters of 2020.
OPERATING RESULTS
For the quarter ended September 30, 2020, the Company’s portfolio results were as follows:
▪Portfolio square footage open: 96% based on gross leasable area and 95% based on annualized base rent (ABR) as of October 30, 2020;
▪12.4% decrease in same store net operating income (NOI) over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic;
■ Retail Properties of America, Inc.
    T: 855.247.RPAI
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

▪Retail portfolio occupancy: 92.2% at September 30, 2020, down 140 basis points from 93.6% at June 30, 2020 and down 150 basis points from 93.7% at September 30, 2019. Bankruptcy-related move-outs account for 120 basis points of the 140-basis point occupancy decline since June 30, 2020 and include the Company’s final remaining Pier 1 Imports, Justice, Catherines and Modell’s locations, which account for 80 basis points of the decline;
▪Retail portfolio percent leased, including leases signed but not commenced: 93.8% at September 30, 2020, down 110 basis points from 94.9% at June 30, 2020 and down 170 basis points from 95.5% at September 30, 2019. Bankruptcy-related move-outs account for 120 basis points of the 110-basis point decline in retail portfolio percent leased since June 30, 2020;
▪Total retail portfolio ABR per occupied square foot of $19.44 at September 30, 2020, nearly unchanged from $19.45 ABR per occupied square foot at June 30, 2020 and up 0.3% from $19.38 ABR per occupied square foot at September 30, 2019;
▪810,000 square feet of retail leasing transactions comprised of 105 new and renewal leases; and
▪A blended re-leasing spread of positive 2.6%, comprised of comparable cash leasing spreads of positive 3.2% on renewal leases and negative (1.2)% on new leases. Excluding one significant 14-year comparable lease renewal signed during the third quarter, the quarterly blended re-leasing spread measured positive 3.5% and comparable cash leasing spreads on renewal leases measured positive 4.4%.
For the nine months ended September 30, 2020, the Company’s portfolio results were as follows:
▪11.1% decrease in same store NOI over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second and third quarters of 2020;
▪1,418,000 square feet of retail leasing transactions comprised of 253 new and renewal leases; and
▪A blended re-leasing spread of positive 2.6%, comprised of comparable cash leasing spreads of positive 4.1% on renewal leases and negative (5.3)% on new leases. Excluding one significant 14-year comparable lease renewal signed during the third quarter, the year-to-date blended re-leasing spread measured positive 3.1% and comparable cash leasing spreads on renewal leases measured positive 4.9%.
“During the quarter, we advanced our platform in significant areas, improving rent collections, progressing on tenant negotiations, publishing our inaugural corporate sustainability report and further strengthening our already robust capital structure position,” stated Steve Grimes, chief executive officer. “We look forward to building on this positive internal momentum through year-end and into 2021.”

BUSINESS UPDATE
The Company delivered progress across many key aspects of the business during the quarter, including improving rent collection levels. As of October 26, 2020, the Company reported the following cash collection statistics:

Q2 2020 base rent, updated:	73.6%
July 2020 base rent, updated:	80.5%
August 2020 base rent, updated:	83.1%
September 2020 base rent:	88.9%
Q3 2020 base rent:	84.2%
October 2020 base rent:	87.2%
As of October 26, 2020, the Company has collected 73.6% of second quarter 2020 base rent, up from the previously reported 68.4% as of July 27, 2020. Further, the Company has continued to realize sequentially higher base rent collection levels throughout the third quarter of 2020, culminating in a September 2020 base rent collection rate of 88.9% as of October 26, 2020. In addition, the Company has collected 87.2% of October 2020 base rent as of October 26, 2020, which measures ahead of the daily collection pace for September 2020.
The Company’s portfolio ABR benefits from a composition of 38% from essential uses and office, including 9% from grocery/warehouse clubs as well as 7% from office tenants generally located in suburban locations above the Company’s first floor retail footprint. The Company continues to assist tenants’ efforts to operate safely and effectively in the current environment through portfolio-wide initiatives such as the enhancement of curbside pickup offerings, onsite signage, expansion of outdoor dining capacity as well as property-specific endeavors, including outdoor event marketing, digital campaigns and delivery and to-go promotions.
The Company continues to negotiate and sign lease amendments with certain tenants in the wake of the adverse impacts of the COVID-19 pandemic, as shown in the following table, with amounts reported as of October 26, 2020:

	Q3 2020	Q2 2020
Billed base rent collected	84.2%	73.6%
Security deposits applied	0.1%	2.7%
Executed lease amendments	7.4%	11.9%
In-process lease amendments(1)	1.6%	5.3%
Total billed base rent addressed	93.3%	93.5%
(1)The Company can make no assurances that the in-process lease amendments will ultimately be executed on the terms negotiated or at all.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
The Company engaged in multiple transactions to enhance balance sheet strength and financial flexibility during the quarter. As previously announced, the Company, in underwritten public offerings, issued an additional $100.0 million aggregate principal amount of its 4.00% senior unsecured notes due 2025 in a reopening on July 21, 2020 and $400.0 million aggregate principal amount of its 4.75% senior unsecured notes due 2030 in a new issuance on August 25, 2020.

The Company redeployed the vast majority of the related net proceeds from these public issuances to repay the principal of existing indebtedness as follows:
▪$135.0 million – repaid the full amount outstanding as of June 30, 2020 under the Company’s $850.0 million unsecured revolving line of credit;
▪$250.0 million – prepaid the Company’s term loan due January 2021 and terminated the related interest rate swaps that had effectively fixed this variable rate loan; and
▪$100.0 million – prepaid the Company’s private placement notes due June 2021.
Following these activities, the Company holds no debt maturities until 2022, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $877.1 million in total available liquidity as of September 30, 2020, up $149.8 million from $727.3 million as of June 30, 2020.
In total, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.17% and a weighted average maturity of 6.1 years as of September 30, 2020, up 2.0 years from 4.1 years as of June 30, 2020. The Company continues to benefit from substantial headroom relative to its debt covenants, including a debt service coverage ratio of 3.7x, well in excess of the 1.5x requirement under its debt agreements.
DIVIDEND
As previously announced on September 8, 2020, the Company’s board of directors declared a third quarter dividend for its outstanding Class A common stock of $0.05 per common share. The Company’s board of directors had previously suspended the dividend to preserve and enhance liquidity and capital positioning. The dividend of $0.05 per common share was paid on October 9, 2020, to Class A common stockholders of record on September 25, 2020.
The Company’s board of directors will continue to monitor financial performance and declare additional dividend payments to at least cover the Company’s minimum taxable distribution requirements, aiming to grow this initial quarterly dividend amount over time as conditions further normalize. Year to date, including dividends paid in January 2020, April 2020, and October 2020, the Company has paid $81.6 million in aggregate dividends.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects.
Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property, advanced exterior skin work, unit drywall installation and unit finishes, including cabinets, tile, and plumbing fixtures for Pad G’s multi-family residential units. For Pad G’s office component, the Company and KETTLER completed construction of the building structure and roof and advanced the installation of storefronts and windows as well as internal mechanical systems. In addition, the Company and KETTLER advanced wood frame construction, unit mechanical rough-ins and exterior skin work as well as initiated unit drywall installation for the multi-family residential units of Pad H. In the aggregate, this expansion project, located in the Washington, D.C. metropolitan statistical area (MSA), consists of up to 70,000 square feet of retail and office commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, which is anticipated to open in late spring 2021. The expansion project complements and enhances the

Company’s approximately 469,000 square foot mixed-use community anchor asset, One Loudoun Downtown.
Circle East
During the quarter, the Company signed a lease with an experience-based, growing national salon for in-line space at its 80,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA. Subsequent to quarter end, the Company signed one additional lease for in-line space, bringing the project to 15% leased. The Company is engaged in lease negotiations or holds letters of intent for an additional 34% of the project’s square footage. The Company continues to advance construction for the previously announced Shake Shack and Ethan Allen sites that will anchor Circle East.
Other Projects
Subsequent to quarter end, the Company delivered space for a grocer anchor tenant at The Shoppes at Quarterfield. Construction continues at the balance of that reconfiguration project as well as the single-tenant pad development at Southlake Town Square.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Tuesday, November 3, 2020 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on November 3, 2020 until midnight (ET) on November 17, 2020. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13708658.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30, 2020, the Company owned 102 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock and its ability to resume the payment of dividends at past levels, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to current macroeconomic conditions due to the impact of the COVID-19 pandemic. As of September 30, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) properties that were sold or held for sale during 2019 and 2020, and (viii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Capital Markets and Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Investment properties:
Land	$1,075,037	$1,021,829
Building and other improvements	3,576,289	3,544,582
Developments in progress	168,365	113,353
	4,819,691	4,679,764
Less: accumulated depreciation	(1,482,583)	(1,383,274)
Net investment properties (includes $59,678 and $12,445 from consolidated variable interest entities, respectively)	3,337,108	3,296,490

Cash and cash equivalents	27,371	9,989
Accounts and notes receivable, net	86,589	73,832
Acquired lease intangible assets, net	70,837	79,832
Right-of-use lease assets	43,234	50,241
Other assets, net (includes $336 and $164 from consolidated variable interest entities, respectively)	69,678	75,978
Total assets	$3,634,817	$3,586,362

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(461) and $(493), respectively, and unamortized capitalized loan fees of $(208) and $(256), respectively)	$92,075	$94,155
Unsecured notes payable, net (includes unamortized discount of $(6,687) and $(616), respectively, and unamortized capitalized loan fees of $(7,834) and $(3,137), respectively)	1,185,479	796,247
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,609) and $(3,477), respectively)	467,391	716,523
Unsecured revolving line of credit	—	18,000
Accounts payable and accrued expenses	69,036	78,902
Distributions payable	10,713	35,387
Acquired lease intangible liabilities, net	63,591	63,578
Lease liabilities	84,898	91,129
Other liabilities (includes $7,361 and $1,707 from consolidated variable interest entities, respectively)	74,357	56,368
Total liabilities	2,047,540	1,950,289

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,253 and 213,600 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	214	214
Additional paid-in capital	4,517,996	4,510,484
Accumulated distributions in excess of earnings	(2,899,388)	(2,865,933)
Accumulated other comprehensive loss	(36,052)	(12,288)
Total shareholders’ equity	1,582,770	1,632,477
Noncontrolling interests	4,507	3,596
Total equity	1,587,277	1,636,073
Total liabilities and equity	$3,634,817	$3,586,362

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Lease income	$107,358	$119,717	$322,856	$360,869

Expenses:
Operating expenses	15,620	16,088	46,877	50,903
Real estate taxes	19,720	18,583	56,169	55,520
Depreciation and amortization	41,741	67,460	125,669	153,609
Provision for impairment of investment properties	2,279	11,177	2,625	11,177
General and administrative expenses	8,514	10,334	26,170	30,186
Total expenses	87,874	123,642	257,510	301,395

Other (expense) income:
Interest expense	(21,941)	(25,084)	(58,347)	(59,877)
Gain on sales of investment properties	—	1,969	—	18,872
Gain on litigation settlement	—	—	6,100	—
Other income (expense), net	169	(1,113)	(377)	(2,244)
Net (loss) income	(2,288)	(28,153)	12,722	16,225
Net income attributable to noncontrolling interests	—	—	—	—
Net (loss) income attributable to common shareholders	$(2,288)	$(28,153)	$12,722	$16,225

(Loss) earnings per common share – basic and diluted:
Net (loss) income per common share attributable to common shareholders	$(0.01)	$(0.13)	$0.06	$0.07

Weighted average number of common shares outstanding – basic	213,385	212,995	213,312	212,932

Weighted average number of common shares outstanding – diluted	213,385	212,995	213,312	213,056

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income attributable to common shareholders	$(2,288)	$(28,153)	$12,722	$16,225
Depreciation and amortization of real estate	41,397	67,116	124,657	152,560
Provision for impairment of investment properties	2,279	11,177	2,625	11,177
Gain on sales of investment properties	—	(1,969)	—	(18,872)
FFO attributable to common shareholders	$41,388	$48,171	$140,004	$161,090

FFO attributable to common shareholders per common share outstanding – diluted	$0.19	$0.23	$0.66	$0.76

FFO attributable to common shareholders	$41,388	$48,171	$140,004	$161,090
Impact on earnings from the early extinguishment of debt, net	3,464	7,581	3,464	7,581
Gain on litigation settlement	—	—	(6,100)	—
Other (a)	(15)	1,241	996	2,521
Operating FFO attributable to common shareholders	$44,837	$56,993	$138,364	$171,192

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.21	$0.27	$0.65	$0.80

Weighted average number of common shares outstanding – diluted	213,385	212,995	213,312	213,056

(a)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income attributable to common shareholders	$(2,288)	$(28,153)	$12,722	$16,225
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	—	(1,969)	—	(18,872)
Gain on litigation settlement	—	—	(6,100)	—
Depreciation and amortization	41,741	67,460	125,669	153,609
Provision for impairment of investment properties	2,279	11,177	2,625	11,177
General and administrative expenses	8,514	10,334	26,170	30,186
Interest expense	21,941	25,084	58,347	59,877
Straight-line rental income, net	269	(581)	1,212	(2,697)
Amortization of acquired above and below market lease intangibles, net	(1,196)	(1,470)	(3,968)	(4,515)
Amortization of lease inducements	773	343	1,645	958
Lease termination fees, net	(223)	(331)	(599)	(1,751)
Non-cash ground rent expense, net	212	333	757	1,023
Other (income) expense, net	(169)	1,113	377	2,244
NOI	71,853	83,340	218,857	247,464
NOI from Other Investment Properties	(719)	(2,105)	(3,278)	(4,869)
Same Store NOI	$71,134	$81,235	$215,579	$242,595